Exhibit 10.13(c)

J. Donald deBethizy, Ph.D. President and CEO

March 18, 2003

Aventis Pharma SA

20, avenue Raymond Aron

92160 Antony, France

Attn.: Marie Christine Dubroeucq

Attn.: General Counsel

Ladies and Gentlemen:

Reference is hereby made to that certain: (a) Amended and Restated Collaborative Research and License Agreement made and entered into as of January 21, 2002 (the “First Agreement”) by and between Targacept, Inc. (“Targacept”) and Aventis Pharma SA (“Aventis”) and (b) Collaborative Research and License Agreement made and entered into as of January 21,2002 by and between Targacept and Aventis (the “Second Agreement” and, together with the First Agreement, the “Agreements”).

Under each Agreement, Targacept and Aventis have agreed to collaborate in the discovery, development and commercialization of certain compounds for specified indications, including Parkinson’s Disease. Each of Targacept and Aventis desires to execute and deliver this letter (the “Amendment Letter”) to amend both of the Agreements to remove Parkinson’s Disease as a specified indication with retroactive effect as of January 1, 2003.

Accordingly, each of Targacept and Aventis hereby:

(1) represents and warrants to the other that (a) it has taken all corporate action necessary to authorize its undersigned representative to execute and deliver this Amendment Letter, and (b) this Amendment Letter constitutes its legal, binding and valid obligation, enforceable against it in accordance with its terms; and

(2) agrees with the other that the First Agreement shall be amended by:

(a)	deleting Section 1.26 in its entirety and replacing it with the following:

“1.26 “Indication” means Alzheimer’s Disease (based upon ante mortem diagnostic evaluations in use as of the Effective Date).”;

(b)	deleting Section 7.2(b) in its entirety and replacing it with “Reserved.”; and

(c)	deleting each reference to “each Indication,” “one of the Indications,” “one or both of the Indications,” “one or both Indications,” “one or more Indications,” “the relevant Indication,” “an Indication,” “such Indication,” “a particular Indication,” “any Indication” or “the “Alzheimer’s Disease Indication” and replacing it with a reference to “the Indication”;

Targacept, Inc. • 200 East First Street, Suite 300 • Winston-Salem, NC 27101 -4165

Telephone 336.480.2120 • Fascsimile 336.480.2103 • E-mail don.debethizy@targacept.com

(3) agrees with the other that the Second Agreement shall be amended by:

(a)	deleting Section 1.29 in its entirety and replacing it with the following:

“1.29 “Indication” means any of the following indications:

(a)	Alzheimer’s Disease (based upon ante mortem diagnostic evaluations in use as of the Effective Date); or

(b)	any other disorder of the central nervous system. For the avoidance of doubt, each disorder of the central nervous system shall be a separate Indication for all purposes, including without limitation milestone payments pursuant to Section 7.1.”;

(b)	deleting Section 1.54 in its entirety and replacing it with the following:

“1.54 “Primary Indication” means Alzheimer’s Disease (based upon ante mortem diagnostic evaluations in use as of the Effective Date).”;

(c)	deleting each reference to “the Primary Indications,” “a Primary Indication” or “each Primary Indication” and replacing it with a reference to “the Primary Indication”; and

(d)	adding “Parkinson’s Disease” to Exhibit B thereto; and

(4) agrees with the other that:

(a)	it is the intent of this Amendment Letter that the First Agreement has only one “Indication” (as defined therein) and that, if the First Agreement is terminated as to such Indication, it shall be terminated in its entirety;

(b)	it is the intent of this Amendment Letter that the Second Agreement have only one “Primary Indication” (as defined therein); and

(c)	except as expressly amended in this Amendment Letter, each of the Agreements shall continue in full force and effect in accordance with its terms.

(d)	Targacept and Aventis will consider and reflect the removal of Parkinson’s Disease as a specified indication in the Agreements in any negotiations on and modifications to the Research and Development Plan, Semi-Annual Research Plan and Development Plan under each of the Agreements.

(5) agrees with the other that the amendments to the Agreements described in this Amendment Letter shall come into force with retroactive effect as of January 1, 2003.

Please indicate your acceptance and agreement with the terms of this Amendment Letter by signing the enclosed duplicate and returning it to me.

Sincerely,

Targacept, Inc.

By:	/s/ J. Donald deBethizy

Dr. J. Donald deBethizy President and Chief Executive Officer

Accepted and agreed:

Aventis Pharma SA

By:	/s/ Francois Ballet

Name:	Francois Ballet M.D., Ph.D.
Title:	Vice President Paris D.I.A. Operations